Exhibit 99.2
S H A R E H O L D E R L E T T E R F O U R T H Q U A R T E R 2 0 2 3
R E D W O O D T R U S T

Dear Fellow Shareholders:

As Redwood rounded the bend of its 30th lap around the sun, we used the past year to complete a corporate renewal of sorts that has positioned us for the next big housing finance cycle. The past twelve months seemed an opportune time to be working under the hood, as housing activity hit record lows and the banking sector became mired in crisis. Fortunately, we have much to show for it. We’ve created substantial capital flexibility through reducing recourse leverage and extending the overall tenor of corporate debt maturities. We’ve built significant inroads with regional banks in response to the “Basel III Endgame”, the most significant bank regulatory reform proposal since the Great Financial Crisis. In conjunction, we’ve repositioned our balance sheet and operations to take advantage of the profound rise of institutional capital seeking to access the likely increase in loan supply headed for the private markets. With all of this infrastructure work behind us, we believe the winds of change in housing finance are firmly at our backs. We’ve entered 2024 with our strongest capital position in years, and on the threshold of several operational and strategic milestones that will help drive our story and our earnings in the decades to come.

In the fourth quarter of 2023, we achieved a Company first by completing five securitizations across our business lines, including three specific to our Investment Portfolio. These three transactions reduced recourse leverage by $200 million and organically unlocked $100 million of capital. In addition, we took advantage of opportunities in the fourth quarter to raise capital through our At-the-Market (“ATM”) equity issuance program with significant participation from premier institutional investors. Thus far in the first quarter of 2024, we’ve been actively deploying this capital at an estimated mid-teens blended return, balanced between our mortgage banking platforms and the retirement of our long-term convertible debt at a discount. We’re optimistic about deploying our excess capital expeditiously into an operating environment that should favor diversified residential strategies such as ours.

To round out last year’s capital repositioning, in mid-January 2024 we completed Redwood’s first unsecured corporate debt offering, which carries a 5-year maturity and no conversion feature. Like much of our secured debt, this offering is callable well ahead of its stated maturity. The option to refinance our debt as markets improve is hard to overvalue in today’s high interest rate environment. Optimizing and strengthening our capital position will continue to be a priority as we look to solidify our position as a top partner to our extensive network of jumbo loan originators and housing investors. With $396 million of unrestricted cash at February 16, 2024, along with $290 million of unencumbered assets and $2.1 billion of excess warehouse capacity at year-end, we’ve given ourselves tremendous flexibility to be intentionally opportunistic.

Our strategic reallocation of capital also remains a priority, as we focus on de-emphasizing direct portfolio investing in favor of co-investments in joint venture partnerships with leading private credit institutions. We believe that this strategic shift carries with it a number of benefits to our shareholders. Firstly, these ventures are formed with large capital providers who have long-term, strategic allocations to our core product offerings. Secondly, these joint ventures create a pre-established and reliable “take out” that enhances our liquidity and pricing power, ultimately resulting in more predictable revenues and

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This Shareholder Letter contains time-sensitive information and may contain forward-looking statements. The information contained herein is only accurate as of February 16, 2024. We undertake no obligation to update or revise the information contained herein, including forward-looking statements, whether as a result of new information, future events, or otherwise. Additional detail regarding the forward-looking statements in this Shareholder Letter and the important factors that may affect our actual results in 2024 are described at the end of this Shareholder Letter under the heading “Forward-Looking Statements.”

profitability. This includes not only investment returns, but also recurring fee streams earned in overseeing these joint ventures. These partnerships also help us organically scale our operating platforms at a much faster pace than we could achieve ourselves. Collectively, all of these benefits strengthen our franchise and support further earnings power from our platforms. Notably, establishing additional joint ventures is not merely an “aspiration” for the year ahead – after announcing one such arrangement in 2023, we expect to continue engaging with partners on additional like-vehicles in the near to medium term.

When it comes to sourcing the “raw material” to feed private capital partnerships, we remain optimistic that the prospect of major bank regulatory rule changes – coupled with the balance-sheet pressures that many depositories already face – will compel more of these institutions to pair their residential mortgage business with Redwood’s capital. This should in turn open up a vast spigot of loans for our operating platforms that for years went straight to bank portfolios, often without the underwriting rigor demanded by the capital markets.

The proposed “Basel Endgame” regulatory changes are likely to take shape in some form, and many banks are not waiting to adjust. At a time of very strong profits for most large banks, the onslaught of lobbyist opposition to higher capital rules does not change the fact that many banks still require additional risk capital – or an outside capital partner – to prudently manage the asset-liability exposures that 30-year fixed rate mortgage portfolios pose. Furthermore, the long-predicted stresses now emerging from bank multifamily and commercial real estate loan portfolios make the solutions we offer all the more accretive.

With that in mind, we continue in earnest to onboard bank partners, ending the year having secured new or renewed jumbo flow relationships with almost 70 banks. We now estimate that we have connectivity with sellers that control 60% of the residential jumbo origination market. Banks accounted for over half of our quarterly lock volume in the fourth quarter of 2023. Onboarding new banking partners can be challenging, not only from a workflow perspective, but also due to the cultural shift that working with an outside capital partner often requires, including for loan officers with whom we regularly engage in our day-to-day work. As these valued partners make the transition to working with us, they’ve been won over by the expertise of our talented team, our speed to close, and our seamless execution.

As activity with bank sellers ramps up, it is important to note that our commitment to our deep base of non-bank sellers has never been stronger. These institutions are already accustomed to transacting with partners such as Redwood. Their capital markets prowess comes as second nature, and they provided steady liquidity to the housing market as many bank lenders stepped back amidst last year’s volatility. The message we emphasize to all of our origination partners is the same: You will be able to operate more safely, reliably and efficiently with a trusted partner in Redwood.

To complement our focus on first-lien residential loans, we have continued to invest in our new home equity investment (or “HEI”) platform, Aspire. Today, home equity remains the largest untapped market in housing finance. With housing affordability at its lowest level in decades, homeowners continue to look for innovative ways to access the equity in their homes. Since launching Aspire – which leverages our Residential seller network and infrastructure – we have grown our operating footprint to five states with plans to extend to as many as 15 states in the coming months. Over the last few quarters, we’ve begun collaborating with sellers to roll out our HEI product to their clients. To further address the opportunity we see in home equity, we also launched a traditional second lien mortgage product to our network in January. The combination of second lien loans and HEI has resulted in a unique, coordinated solution set for our origination partners.

Our Residential Investor loan platform (formerly referred to as our Business Purpose Lending platform), CoreVest, is also beginning to benefit from the pullback by banks as they anticipate higher capital requirements. Borrowers who have historically procured funding from banks now actively seek out our platform for solutions. As we noted last quarter, we have been advancing negotiations with several banks on partnership opportunities that would allow us to access their existing pipelines with an eye toward offering our broad product set and deep capital markets experience. Both the pullback from banks as well as various market technicals create a constructive environment for us to grow Residential Investor loan volumes in the year ahead.

Within this segment, we also continue to work closely with our borrowers to manage through pockets of stress, particularly within our multifamily bridge portfolio. Two years of rapidly rising rates has resulted in higher debt costs and extended timelines for certain multifamily projects originated in 2021 and the first half of 2022, causing divergence in performance between our single-family and multifamily bridge portfolios. We continue to actively manage this exposure, recasting loans, extending timelines and working with borrowers to bring in fresh capital. This work positions their projects, and our portfolio performance, for greater success. These loans are in many cases supported by significant equity, finance housing stock that remains in short supply, and were underwritten within conservative debt yield parameters and rental growth assumptions.

We deliberately curtailed multifamily bridge originations beginning in the third quarter of 2022, and overall exposure to multifamily bride loans now sits at 13% of our total capital. Importantly, the shorter average term of our bridge loans has allowed us to continue recalibrating underwriting assumptions for new projects with the trajectory of interest rates, relegating most of the credit challenges within our portfolio to loans originated 18 to 24 months ago.

As we think about the year ahead and observe a period of heightened stress for many commercial real estate borrowers, it is worth reminding our shareholders that our business remains squarely focused on residential housing finance, whether single-family or multifamily. All of our assets are marked to market through our GAAP income statement, offering confidence that our GAAP book value reflects prevailing market conditions. This is important to convey, as industry concerns continue to mount over the adequacy and trajectory of CECL-based accounting alternatives.

As we take stock of the past 30 years, we’re extremely proud of the role Redwood has played in providing liquidity to parts of the residential housing market not well served by government entities. The long-term support of our shareholders has allowed us to continue pursuing our corporate mission of making quality housing, whether rented or owned, accessible to all American households. Our business is built upon the belief that the best opportunities are usually found through initiatives that others won’t pursue, or trends they perhaps don’t foresee. In fact, we believe that there is no one better positioned to support the changing housing finance landscape than Redwood. We’re excited to share our thoughts on what we see as the unique opportunities for our business ahead, as well as our current market outlook and corporate strategy at Redwood’s upcoming Investor Day, scheduled for March 19, 2024.

Thank you for your continued support,

Christopher J. Abate	Dashiell I. Robinson
Chief Executive Officer	President

Note to Readers
We file annual reports (on Form 10-K) and quarterly reports (on Form 10-Q) with the Securities and Exchange Commission. These filings, our Redwood Review presentation and our earnings press releases provide information about Redwood and our financial results in accordance with generally accepted accounting principles (GAAP). These documents, as well as information about our business and a glossary of terms we use in this and other publications, are available through our website, www.redwoodtrust.com. We encourage you to review these documents. Within this document, in addition to our GAAP results, we may also present certain non-GAAP measures. When we present a non-GAAP measure, we provide a description of that measure and a reconciliation to the comparable GAAP measure within the Non-GAAP Measures section of the Endnotes to the Redwood Review, which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section. References herein to “Redwood,” the “company,” “we,” “us,” and “our” include Redwood Trust, Inc. and its consolidated subsidiaries. Note that because we generally round numbers in the tables to millions, except per share amounts, some numbers may not foot due to rounding. References to the “fourth quarter” refer to the quarter ended December 31, 2023, references to the “third quarter” refer to the quarter ended September 30, 2023, unless otherwise specified.

Cautionary Statement; Forward-Looking Statements
This shareholder letter may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” "could" and similar expressions or their negative forms, or by references to strategy, plans, goals, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.Statements regarding the following subjects, among others, are forward-looking by their nature: statements we make regarding Redwood's business strategy and strategic focus, statements related to our financial outlook and expectations for 2024 and future years, statements related to opportunities to strengthen our capital position and deploy excess capital, opportunities for our residential consumer and residential investor mortgage banking businesses, including our positioning to increase loan acquisition and origination volumes, our plans to grow the operating footprint of our HEI origination platform, opportunities to procure private capital partnerships that we believe could be beneficial to shareholders, and our expectations to continue de-emphasizing third-party portfolio investments in favor of co-investments in joint venture partnerships with private credit institutions. Additional detail regarding the forward-looking statements in this shareholder letter and the important factors that may affect our actual results in 2024 are described in the Redwood Review under the heading “Forward-Looking Statements,” which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section.